UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

inTEST Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 27, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2023

The following information supplements and amends the proxy statement (the “Proxy Statement”) of inTEST Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission on April 27, 2023 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2023 Annual Meeting of Stockholders of the Company to be held on June 21, 2023 and any adjournment or postponement thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Proxy Statement.

The Company is filing this Supplement solely to confirm the voting standard with respect to Proposals No. 2, 3 & 4.

The text below replaces, in its entirety, the below captioned question and answers from the section entitled “Questions and Answers About the 2023 Annual Meeting of Stockholders” on page 10 of the Proxy Statement:

“Q:	How will the outcome of the proposal to approve the inTEST Corporation 2023 Stock Incentive Plan be determined?

A:

To approve the inTEST Corporation 2023 Stock Incentive Plan, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal.

Q:	How will the outcome of the proposal to ratify the appointment of our independent registered public accounting firm be determined?

A:

To ratify the appointment of the independent registered public accounting firm, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal.

Q:	What vote is required to approve, on an advisory basis, the compensation of our named executive officers?

A:

To approve the compensation of our named executive officers, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.”

Except as revised by the information contained herein, this Supplement does not modify, amend, supplement, revise or otherwise update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. We urge you to read the Proxy Statement, including this Supplement, in its entirety.

If you have already voted or submitted a proxy, your vote will count as submitted by you. If you have already voted or submitted a proxy and do not wish to change or revoke your vote, you need not take any further action. If you have already voted or submitted a proxy and wish to change or revoke your vote, please refer to the Proxy Statement for instructions on how to do so. If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.